UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West

San Antonio, Texas 78257

(Address of principal executive offices)

(210) 918-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Equity Distribution Agreement

On September 30, 2015, NuStar Energy L.P. (the “Partnership”) entered into an Equity Distribution Agreement (the “Agreement”) by and among the Partnership, Riverwalk Logistics, L.P. (the “General Partner”), NuStar GP, LLC (“NuStar GP”) and Citigroup Global Markets Inc., Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., DNB Markets, Inc., J.P. Morgan Securities LLC, Jefferies LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., MLV & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (each, a “Manager”, and collectively, the “Managers”). Pursuant to the terms of the Agreement, the Partnership may sell from time to time through the Managers, as sales agents, the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $500,000,000 (the “Units”). Sales of the Units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions, or as otherwise agreed upon by the Managers and the Partnership.

Under the terms of the Agreement, the Partnership may also sell the Units from time to time to any Manager as principal for its own account at a price to be agreed upon at the time of sale. Any sale of the Units to a Manager as principal would be pursuant to the terms of a separate agreement between the Partnership and such Manager.

The Units will be issued pursuant to a Registration Statement on Form S-3 (File No. 333-204217), which was declared effective by the U.S. Securities and Exchange Commission on June 2, 2015. Certain legal opinions related to the issuance of the Units are filed herewith as Exhibits 5.1 and 8.1.

The Agreement contains customary representations, warranties and agreements of the Partnership, the General Partner and NuStar GP, and customary obligations of the parties and termination provisions. The Partnership has agreed to indemnify each Manager against certain liabilities, including liabilities under the Securities Act, or to contribute to payments such Manager may be required to make because of any of those liabilities.

Any Manager may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of its business. Affiliates of certain of the Managers are lenders under the Partnership’s revolving credit agreement. To the extent the Partnership uses proceeds from this offering to repay indebtedness under its revolving credit agreement, such affiliates may receive proceeds from this offering.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated September 30, 2015, by and among NuStar Energy L.P., Riverwalk Logistics, L.P., NuStar GP, LLC and Citigroup Global Markets Inc., Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., DNB Markets, Inc., J.P. Morgan Securities LLC, Jefferies LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., MLV & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: September 30, 2015	By:		/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Senior Vice President, General Counsel - Corporate & Commercial Law and Corporate Secretary

Exhibit Index

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated September 30, 2015, by and among NuStar Energy L.P., Riverwalk Logistics, L.P., NuStar GP, LLC and Citigroup Global Markets Inc., Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., DNB Markets, Inc., J.P. Morgan Securities LLC, Jefferies LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., MLV & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1).